     As filed with the Securities and Exchange Commission on August 28, 2000
                                                      Registration No. 333-43106
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          -----------------------------

                          WINSTAR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              13-3585278
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                          (Identification Number)

                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 792-9800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Office)

                          -----------------------------

                                TIMOTHY R. GRAHAM
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                          WINSTAR COMMUNICATIONS, INC.
                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 792-9800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          -----------------------------

                                   Copies to:

                             DAVID ALAN MILLER, ESQ.
                            GRAUBARD MOLLEN & MILLER
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                            TELEPHONE: (212) 818-8800
                               FAX: (212) 818-8881

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

================================================================================

                         CALCULATION OF REGISTRATION FEE


       TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
             SECURITIES               AMOUNT TO BE             OFFERING PRICE                AGGREGATE           REGISTRATION
          TO BE REGISTERED             REGISTERED                 PER UNIT                OFFERING PRICE              FEE
       ----------------------         ------------            ----------------            ---------------         ------------
Common stock, par value $.01               (1)                     (1)(2)                     (1)(3)              $528,000(4)
per share(1)
Preferred stock, par value $01             (1)                     (1)(2)                     (1)(3)                  (4)
per share(1)
Debt securities(1)                         (1)                     (1)(2)                     (1)(3)                  (4)
Depositary shares representing             (1)                     (1)(2)                     (1)(3)                  (4)
common or preferred stock(1)(5)
Common stock                        362,675 shares(6)            $28.063(7)               $10,177,748.53(7)       $2,686.93
         Total                                                                            $2,010,177,748.53       $530,686.93(8)




(1) Represents an indeterminate number of shares of our common stock, preferred stock, debt securities and depositary shares as may be issued from time to time at indeterminate prices, but with an aggregate initial offering price not to exceed $2,000,000,000, plus an indeterminate number of shares of common stock and preferred stock as may be issued in exchange for, or upon conversion of, debt securities or preferred stock registered under this registration statement. If debt securities are issued at original issue discount, this amount shall be increased so that the net proceeds we receive will be equal to the amount being registered.

(2)  Omitted pursuant to General Instruction II.D of Form S-3.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Any offering of debt securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S.
     dollars based on the exchange rate applicable to the purchase of the debt securities.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(5) To be represented by depositary receipts representing an interest in all or a specified portion of a share of common or preferred stock.

(6)  Represents shares to be resold from time to time by a stockholder.

(7)  Based on last sale price of a shares of common stock as reported by Nasdaq
     National Market on August 24, 2000.

(8)  $528,000 of this filing fee was previously paid.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.






                                EXPLANATORY NOTE

     This registration statement consists of three separate prospectuses, covering:

     (1) common stock, preferred stock, debt securities and depositary shares of Winstar Communications, Inc. to be offered from time to time by Winstar;

     (2) common stock to be issued under a direct stock purchase plan of Winstar Communications, Inc.; and

     (3) common stock of Winstar to be sold from time to time by a holder thereof.








PROSPECTUS

                          WINSTAR COMMUNICATIONS, INC.

     $2,000,000,000 OF COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND
DEPOSITARY SHARES

     By this prospectus, we will offer and sell from time to time our common stock, preferred stock, debt securities or depositary shares. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     We expect to use the net proceeds from the sale of shares of common stock, preferred stock, debt securities or depositary shares to fund working capital, capital expenditures, operating losses and other general corporate purposes, including acquisitions and investments.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ________________, 2000






                                TABLE OF CONTENTS



                                                                          Page
                                                                          -----
About This Prospectus.......................................................3
Where You Can Find More Information.........................................3
Forward-looking Statements..................................................4
Winstar's Business..........................................................5
Risk Factors................................................................5
Ratio of Earnings to Fixed Charges .........................................5
Use of Proceeds.............................................................5
Description of Shelf Securities.............................................6
Plan of Distribution of Shelf Securities...................................19
Description of Certain Other Indebtedness and Stock........................20
Legal Matters..............................................................35
Experts....................................................................35


                                        2






                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000 or the equivalent of this amount in foreign currencies.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-3 under the Securities
Act of 1933, as amended, with the SEC. This prospectus is part of that registration statement and does not contain all of the information included in the registration statement. For further information about us and our securities, you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described below.

      We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth
Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

      o Annual Report on Form 10-K, as amended, for the year ended December
        31, 1999;

      o Quarterly Report on Form 10-Q filed May 15, 2000;

                                        3




         o Proxy Statement for the Annual Meeting of Stockholders held on June
           28, 2000, filed May 23, 2000;

         o Current Report on Form 8-K filed June 1, 2000;

         o Quarterly Report on Form 10-Q filed August 14, 2000; and

         o The description of our common stock contained in our registration statement on Form 8-A, as amended (File No. 1-10726), under the Exchange Act.

         We will provide any person to whom a prospectus is delivered a copy of any and all of the documents incorporated in this prospectus by reference upon their written or oral request. If you desire any of these documents, please contact us at Winstar Communications, Inc., 685 Third Avenue, New York,
New York, 10017, Attention: Investor Relations, 212-792-9800.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans,"
"expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation:

         o our ability to service our debt or to obtain financing for the buildout of our domestic and international telecommunications networks;

         o our ability to attract and retain a sufficient revenue-generating customer base;

         o competitive pressures in the telecommunications and technology industries;

         o general economic conditions in the markets in which we operate;

         o other risks detailed from time to time in our SEC filings; and

         o those items identified under "Risk Factors" in any prospectus supplement.

         We do not undertake to update or revise our forward-looking statements or risk factors to reflect future events or circumstances.


                                        4









                               WINSTAR'S BUSINESS


         We provide our customers with broadband services. These services include high-speed Internet and data, Web hosting and design, phone services, Web-based applications, e-commerce, professional services and Office.com(R), a Service From Winstar, the top-ranked online business service for small- and medium-sized businesses. We offer a comprehensive suite of these services across our own end-to-end broadband network in the top 60 markets in the United States.
We also offer services in 12 overseas markets, including Amsterdam, Brussels, Buenos Aires, London and Tokyo.

         We are also rapidly building a widely available broadband network which we believe will enable us to offer broadband services to a majority of the business market in the United States. Our domestic network combines local and long-haul capacity with voice and data switching facilities and is capable of carrying a substantial portion of our customers' communications traffic from point of origin to point of termination.


CORPORATE INFORMATION

         We were incorporated under the laws of the State of Delaware in September 1990. Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 792-9800.

                                  RISK FACTORS

         Potential investors are urged to read and consider the risk factors relating to an investment in Winstar set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

                       RATIO OF EARNINGS TO FIXED CHARGES


         For the ten months ended December 31, 1995, the years ended December
31, 1996, 1997, 1998 and 1999 and the six months ended June 30, 2000, earnings from continuing operations were insufficient to cover fixed charges by approximately $13.3 million, $80.1 million, $240.2 million, $427.0 million, $665.8 million and $357.6 million, respectively.

         For the same periods, earnings from continuing operations were insufficient to cover combined fixed charges and preferred stock dividends by approximately $13.5 million, $80.1 million, $246.1 million, $469.9 million, $727.3 million and $415.3 million, respectively.


                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of shares of common stock, preferred stock, debt securities or depositary shares will be used to fund working capital, capital expenditures, operating losses and other general corporate purposes, including acquisitions and investments.

                                        5





                         DESCRIPTION OF SHELF SECURITIES

         This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $2,000,000,000 of any of the following securities, either separately or in combination with each other:

         o Common stock;

         o Preferred stock;

         o Debt securities, including senior debt, senior subordinated debt and subordinated debt; and

         o Depositary shares.

The following is a general description of each type of security that we may issue and sell.

COMMON STOCK

         We may elect to issue, either separately or together with other securities, shares of our common stock. Under our certificate of incorporation, we are authorized to issue up to 400,000,000 shares of our common stock.

         Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Cumulative voting is not permitted. Subject to preferences of any preferred stock, holders of our common stock are entitled to receive dividends as may be declared by our board of directors. In the event of a liquidation or dissolution, holders of our common stock are entitled to share in all assets remaining after payment of liabilities and liquidation preference of our preferred stock. Holders of our common stock have no preemptive rights. They also have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock offered will, when issued, be fully paid and nonassessable.

         Our common stock is listed for trading on the Nasdaq National Market
System under the symbol "WCII."

PREFERRED STOCK

         We may elect to issue a series of preferred stock. Our certificate of incorporation and the Delaware General Corporation Law give our board of directors the authority, without further stockholder action, to issue a maximum of 30,000,000 shares of preferred stock.

         Our board of directors has the authority to create one or more series of preferred stock, to issue shares of preferred stock up to the maximum number of shares of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

                                        6





         The applicable prospectus supplement will describe the terms of any preferred stock being offered, including:

         o the number of shares and designation or title of the shares;

         o any liquidation preference per share;

         o any date of maturity;

         o any redemption, repayment or sinking fund provisions;

         o any dividend rate or rates payable with respect to the shares;

         o any voting rights;

         o the terms and conditions upon which the preferred stock is convertible or exchangeable, if it is convertible or exchangeable;

         o any conditions or restrictions on the creation of indebtedness by us or upon the issuance of any additional stock; and

         o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         All shares of preferred stock offered will, when issued, be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

DEBT SECURITIES

         We may elect to issue debt securities, either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities are to be issued in one or more series. Each series of debt securities will be issued pursuant to an indenture, to be entered into by us and a trustee, who will be legally obligated to carry out the terms of the indenture. The name(s) of the trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the debt securities under the same indenture or under separate indentures, as specified in the applicable prospectus supplements.

         We expect that the indentures governing our debt securities will contain a number of fairly standard provisions, which are summarized below. The summary is not complete and particular terms may vary from indenture to indenture or not be included in a specific indenture. Each indenture will be filed as an exhibit to the registration statement of which this prospectus is a part at the time of issuance of the applicable prospectus supplement or will be incorporated by reference into the prospectus supplement. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions which may be important to you.

                                        7





         General

         We may issue debt securities up to an aggregate principal amount as we may authorize from time to time and as limited by the applicable indenture. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

         o the designation, aggregate principal amount and authorized denominations;

         o the maturity date;

         o the interest rate, if any, and the method for calculating the interest rate;

         o the interest payment dates and the record dates for the interest payments;

         o any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

         o the places where the principal and interest will be payable;

         o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

         o whether the debt securities will be issued in the form of global securities, as defined below, or certificates;

         o additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

         o whether the debt securities will be senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated debt securities or subordinated debt securities, the subordination provisions and the applicable definition of "senior indebtedness";

         o any applicable material federal tax consequences;

         o the dates on which premium, if any, will be payable;

         o our right, if any, to defer payment of interest and the maximum length of the deferral period;

         o any listing on a securities exchange;

         o if convertible into common stock or preferred stock, the terms on which the debt securities are convertible;

                                        8





         o the terms of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

         o the terms of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

         o the initial public offering price; and

         o other specific terms.

         We may issue debt securities where the purchase price or amount of principal or premium or interest, if any, payable is denominated in a foreign currency. In that case, the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and the foreign currency will be set forth in the applicable prospectus supplement.

         We will comply with Section 14(e) under the Securities Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation we might have to purchase debt securities at the option of the holders. Any obligation applicable to a series of debt securities will be described in the applicable prospectus.

         We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include zero coupon securities that do not pay any cash interest for the entire term of the securities. The amount payable to the holder of an original issue discount security upon an acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which principal payments on the debt securities may be accelerated, as well as any material federal income tax and other considerations applicable to original issue discount securities, will be set forth in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, the terms of any series of debt securities may differ and we may, without the consent of the holders of any of the debt securities, reopen a previous series of debt securities and issue additional debt securities or establish additional terms for the series.

         Covenants

           Under the indentures, we will be required to:

         o pay the principal, interest and any premium on the debt securities when due;

         o maintain a place of payment;

                                        9





        o deliver a report to the trustee(s) at the end of each fiscal year reviewing our obligations under the indentures; and

        o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

         Any additional covenants will be described in the applicable prospectus supplement.

         Registration, transfer, payment and paying agent

         Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and will be issued in denominations of $1,000 or any integral multiple.

         Unless otherwise indicated in a prospectus supplement, the principal of the debt securities and any applicable premium or interest will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York. Payments of interest with respect to any registered security, however, may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

         Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

         o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business fifteen days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

         o register the transfer of or exchange any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

         o issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

         Ranking

         We will issue debt securities as either senior debt securities, senior subordinated debt securities, or subordinated debt securities. The senior debt securities will be our senior unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The senior subordinated debt securities and subordinated

                                       10





debt securities will be our general obligations and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the senior subordinated debt securities or subordinated debt securities, as the case may be, and the approximate amount of the senior indebtedness outstanding as of a recent date.

         Global debt securities

         The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.
Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

         o by the depositary to a nominee of the depositary;

         o by a nominee of the depositary to the depositary or another nominee of the depositary; or

         o by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

         The specific terms of the depositary arrangement with respect to a series of global debt securities will be described in the prospectus supplement.

         Outstanding debt securities

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant indenture, the amount of outstanding debt securities will be calculated based on the following:

         o the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the portion of the principal amount that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of the original issue discount security as of the date of the determination;

         o the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent of the debt security's principal amount, determined on the date of its original issue; and

         o any debt security owned by us, an affiliate of ours or any obligor shall be deemed not to be outstanding.

                                       11





         Redemption and repurchase

         The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders. In each case, the redemption or repurchase will be upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

         Conversion and exchange

         The terms, if any, on which any series of debt securities is convertible into or exchangeable for common stock, preferred stock or other debt securities will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

         Limitation on indebtedness and liens

         The applicable prospectus supplement will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property.
Unless otherwise provided in a prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. The indentures may contain provisions that would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a takeover, recapitalization or similar restructuring or change in our control.

         Consolidation, merger and sale of assets

         The indentures generally limit our ability to consolidate or merge with another corporation or sell, assign, transfer, lease or otherwise dispose of all or substantially all of our property and assets without protecting the debt holders in an appropriate manner. This protection could include mandatory repayment or requiring the surviving or acquiring corporation to assume all of our responsibilities and liabilities under the indentures.

         Limitation on certain subsidiary stock sales and distributions

         The indentures may limit the ability of our subsidiaries to sell stock to third parties. The indentures also may limit the ability of our subsidiaries to pay dividends or make other distributions or asset transfer to Winstar, as the holding company of the subsidiaries, and to other subsidiaries.

         Limitation on transactions with affiliates


         The indentures may limit our ability to enter into transactions with our subsidiaries and our directors, officers and other affiliates unless the terms of any such transaction are no less favorable than those that could be obtained from third parties and unless such transaction meets other criteria.


                                       12





         Events of default

         Unless otherwise specified in the applicable prospectus supplement, each of the following would constitute an event of default, as defined in the indentures, with respect to the debt securities of any series:

         o failure to pay the principal of any debt security of a series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

         o failure to pay interest on any debt security of a series when due and the default continues for a period of time to be specified in the applicable prospectus supplement;

         o failure to make a deposit of any sinking fund payment when due;

         o the breach of, or our failure to perform, any other covenant or warranty in the indenture, other than a covenant or warranty included solely for the benefit of other series of debt securities. This will only constitute an event of default, however, if the default has not been cured for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee(s) or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

         o certain events of bankruptcy, insolvency or reorganization; or

         o any other event of default that may be set forth in the applicable prospectus supplement, including, but not limited to, an event of default based on other debt being accelerated.


         An event of default with respect to one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities. Each indenture will provide that the trustee(s) may withhold notice of the occurrence of a default, other than a default in payment of principal or of any applicable premium, interest, or of sinking fund payments, if the trustee(s) considers it in the interest of the holders to do so.


         Each indenture will provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities then outstanding may declare the principal amount, or in the case of original issue discount securities, such lesser amount as may be specified in the applicable prospectus supplement, of all the debt securities of such series to be due and payable immediately. Under certain conditions, such a declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of all series issued under the applicable indenture.

         The applicable prospectus supplement will provide the terms pursuant to which an event of default shall result in acceleration of the payment of principal of senior subordinated debt securities or subordinated debt securities.

                                       13





         In the case of a default in the payment of principal or of any applicable premium or interest on any senior subordinated or subordinated debt securities, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for collection.

         No holder of any debt securities has a right to institute a proceeding with respect to the indenture or any of its remedies unless:

         o the holders of at least a fixed percentage in principal amount of the outstanding debt securities of the series have made written request, and offered reasonable indemnity, to the trustee(s) to institute the proceeding as trustee(s),


         o the trustee(s) has failed to institute the proceeding within a specified period after receipt of the notice, and

         o the trustee(s) has not within the specified period received directions inconsistent with the holders' written request.


Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal, interest or premium on the debt security on or after the respective due dates expressed in the debt security.

         During the existence of an event of default under an indenture, the trustee(s) is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee(s) is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee(s) reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee(s), the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee(s), or exercising any trust, or power conferred on the trustee(s).

         Each indenture will provide that the trustee(s) will, within five business days after the occurrence of any default, give notice of the default to the holders of the defaulted debt securities, unless the default shall have been cured or waived. The trustee(s) will be protected, however, in withholding notice if it determines in good faith that withholding the notice was in the interest of the holders, with the exception of defaults in payment of principal or of any applicable interest or premium.

         We are required to provide the trustee(s) with annual statements as to our compliance with all conditions and covenants under the indentures.

                                       14





         Modification and waivers

         When authorized by resolutions of our board of directors, and the trustee(s), we may amend, waive or supplement the indentures and the relevant debt securities without the consent of the holders for certain specified purposes, including, among other things:

         o to cure ambiguities, defects or inconsistencies;

         o to provide for the assumption of our obligations in the case of a merger or consolidation;

         o to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities;

         o to establish the form or terms of debt securities of any series and any related coupons;

         o to add guarantors;

         o to secure the debt securities;

         o to maintain the qualification of the indenture under the Trust
           Indenture Act; or

         o to make any change that does not adversely affect the rights of any holder.

         Other amendments and modifications of the indentures or the relevant debt securities may be made by us and the trustee(s) with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series that is affected, with each series voting as a separate class. We cannot modify or amend the indentures or the relevant debt securities to do any of the following without the consent of the holder of each outstanding debt security that is affected:

         o reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase or sinking fund provisions of the debt securities;

         o reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of its maturity;

         o change the currency in which any debt securities or any premium or accrued interest is payable;

         o reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt securities;

                                       15





         o impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

         o waive a default in payment with respect to the debt securities or any guarantee;

         o reduce the rate or extend the time for payment of interest on the debt securities;

         o adversely affect the ranking of the debt securities of any series;

         o release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or

         o solely in the case of a series of senior subordinated debt securities or subordinated debt securities, modify any of the applicable subordination provisions or the applicable definition of senior indebtedness in a manner adverse to any holders.

         The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture to the extent set forth in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or of any applicable premium or interest on any debt securities of the series or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage.

         Discharge, defeasance and covenant defeasance

         When we establish a series of debt securities, we may provide that the series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, we may elect to either:

         o defease and be discharged from, subject to some limitations, all of our obligations with respect to those debt securities; or

         o be released from our obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

         To effect a defeasance or covenant defeasance, we must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities. We will not be released from any obligations that are specified in the applicable prospectus supplement.

         To establish this trust, we must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

                                       16





         o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

         o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

         If we effect a covenant defeasance with respect to any debt securities, and the debt securities are declared due and payable because of the occurrence of an event of default or with respect to some other breach, the amount of deposit with the relevant trustee may not be sufficient to pay amounts due on the debt securities at the time of any acceleration. However, we would remain liable to make payment of the amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

         Governing law

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

         Regarding the trustees

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims or to realize on certain property received by it in respect of any claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest, it must either eliminate the conflict upon the occurrence of an event of default under the relevant indenture or resign as trustee.

DEPOSITARY SHARES

         We may elect to issue depositary receipts evidencing depositary shares.
Each depositary share will represent a fraction of a share of common or preferred stock. Shares of common stock and each class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary for the common or preferred stock and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of common or preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the common or preferred stock represented by the depositary shares. In the case of shares of preferred stock represented by depositary shares, our board of directors determine the preferences, rights, privileges and restrictions of any class or series of preferred stock, including the dividend rights, voting rights, rights and terms of redemption or conversion, liquidation preferences, the number of shares constituting any such class or series and the

                                       17





designation of such class or series. Immediately following the issuance and delivery of the common or preferred stock to the applicable depositary, we will cause the depositary to issue the depositary receipts on our behalf.

         We expect that the deposit agreements, the depositary shares and the receipts representing depositary shares will contain a number of fairly standard provisions, which are summarized below. The summaries are not complete and particular terms may vary from each issue of depositary shares. Each deposit agreement will be filed as an exhibit to the registration statement of which this prospectus is a part at the time of issuance of the applicable prospectus supplement or will be incorporated by reference into the prospectus supplement.
You should refer to the applicable deposit agreement for the provisions which may be important to you.

         If depositary shares are offered, the applicable prospectus supplement will describe the terms of the depositary shares, the deposit agreement and the depositary receipts, where applicable, including the following:

         o the payment of dividends or other cash distributions to the holders of depositary receipts when dividends or other cash distributions are made with respect to the common or preferred stock;

         o the voting by a holder of depositary shares of the common or preferred stock underlying the depositary shares at any meeting called for that purpose;

         o if applicable, the redemption of depositary shares upon a redemption by us of shares of preferred stock held by the preferred stock depositary;

         o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the preferred stock depositary for debt securities or common stock;

         o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

         o the terms upon which the deposit agreement may be amended and terminated;

         o a summary of the fees to be paid by us to the applicable depositary;

         o the terms upon which a depositary may resign or be removed by us; and

         o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

         If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the applicable depositary, other than in the case of a previous redemption, conversion or exchange, the holder will be entitled to receive at this office the number of shares of common or preferred stock and any money or other property represented by the depositary shares.
Holders of

                                       18





depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the common or preferred stock on the basis of the proportion of the shares represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of common or preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of common or preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of stock to be withdrawn, the depositary will issue the holder a new depositary receipt evidencing the excess number of depositary shares at the same time.

         Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to depositary shares.

                    PLAN OF DISTRIBUTION OF SHELF SECURITIES


         We may sell the shelf securities in any one or more of the following ways:


         o through underwriters or dealers;

         o directly to a limited number of purchasers or to a single purchaser;
           or

         o through agents.

         A prospectus supplement will set forth the terms of the offering of the shelf securities, including:

         o the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

         o the initial public offering price and the proceeds we will receive;

         o any discounts, commissions or concessions allowed or paid to dealers;
           and

         o any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.

         If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of a series if any are purchased. Any initial public

                                       19





offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

         The shelf securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

         Shelf securities other than common stock may be a new issue of securities with no established trading market. Any underwriters to whom these securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot predict the activity or liquidity of any trading in these securities.

         Stockholders may sell their shares through various arrangements involving mandatorily exchangeable securities, and this prospectus may be delivered in conjunction with those sales.

         Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities
Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities. Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

               DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS AND STOCK

LUCENT FACILITY

         In May 2000, our subsidiary, WVF-I LLC, entered into a new credit facility with Lucent in an aggregate amount of $2.0 billion. This secured facility replaced our former facility with Lucent. Up to $1.0 billion of our new
Lucent facility is available to us at any one time for the purchase of network equipment and related services, of which we had borrowed $248.1 million as of June 30, 2000. The balance will become available as the first $1.0 billion is refinanced or syndicated. We and WCI Capital Corp., our subsidiary and the borrower under the Bank facility described below, are guarantors of this facility. Amounts borrowed under the facility are secured by a pledge of the equity of WVF-I and any additional or substitute borrower thereunder and by a purchase money security interest in the equipment financed under the Lucent facility.

                                       20













         Interest on loans under the Lucent facility accrues at rates based on the prime rate or LIBOR, as the borrower under the Lucent facility may elect, plus an applicable margin. Amounts borrowed under the Lucent facility are to be repaid in equal quarterly installments beginning on March 31, 2005 and ending on the maturity of the facility on December 31, 2006. We are to pay an up front commitment fee equal to a specified percentage of the amount borrowed and an unused facility fee equal to a percentage of the unused available commitment.

         At any time that outstanding loans under the Lucent facility exceed
$500.0 million, Lucent may request that we refinance such loans. If the loans are not refinanced within a specified period after notice is given, among other potential adjustments, the interest rate on the outstanding loans will be increased by a specified percentage per year. Alternatively, after appropriate notice is given, Lucent and its transferees are entitled under certain circumstances to convert the loans outstanding under the Lucent facility into notes of Winstar that will be identical, except for interest rates, to the senior notes due 2010.

         A portion of the proceeds of certain equity offerings by us are required to be utilized to repay outstanding indebtedness under the Lucent facility. The Lucent facility contains customary covenants restricting or limiting our ability to engage in certain activities, including limitations on debt, liens, investments, restricted payments, transactions with affiliates, asset sales and dispositions and changes in corporate existence. At varying times over the term of the Lucent facility, we are required to meet certain financial, operational and network build out tests.

BANK FACILITY

         In May 2000, our subsidiary, WCI Capital Corp., entered into a $1.15 billion revolving credit and term loan agreement with a group of commercial banks and other financial institutions. This Bank facility provides for a $300.0 million revolving credit facility and two term loans aggregating $850.0 million.
We and certain of our subsidiaries are guarantors under the agreement. We have fully drawn down the available loans under the Bank facility and used the proceeds to pay all of the outstanding loans under our former facility with Lucent.

         The Bank facility bears interest at rates based on the prime rate or LIBOR, as the borrower under the Bank facility may elect, plus applicable margins. The revolving line of credit will be reduced beginning on December 31, 2004 and is to be fully paid on March 31, 2007. The term loans are to be repaid in quarterly payments commencing March 31, 2004 and ending on March 31, 2007 in one instance and on September 30, 2007 in the other instance.

         The amounts drawn under the Bank facility are secured by substantially all of our current and future assets and certain of our subsidiaries, excluding assets financed under the Lucent facility described above. The Bank facility contains covenants similar to those governing the Lucent facility described above.

2000 NOTES

         We issued substantially all of our currently outstanding notes in April and June 2000, as part of a plan of refinancing. The refinancing was comprised of the new Lucent facility and the Bank facility discussed above and the following transactions. We undertook the refinancing in



                                       21












order to simplify our financial structure, provide us with additional capital and increase our operational and financial flexibility.

         Exchange offer

         We issued approximately $362.2 million principal amount of our 12-3/4% senior notes due 2010 and approximately $613.9 million principal amount at maturity ($300.8 million initial principal amount) of our senior discount notes due 2010 in exchange for:

         o 100.0% of our outstanding 15% senior subordinated deferred interest notes due 2007;

         o 96.4% of our outstanding 10% senior subordinated notes due
           2008; and

         o 99.9% of our outstanding 11% senior subordinated deferred interest notes due 2008.

         Cash tender offer

         We purchased for an aggregate of $753.3 million in cash:

         o 97.0% of our outstanding 14% senior discount notes due 2005;

         o 100.0% of our outstanding 14 1/2% senior deferred interest notes due 2005;

         o 99.8% of the outstanding 12 1/2% guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment Corp.; and

         o 100.0% of the outstanding 12 1/2% guaranteed senior secured notes due 2004 of our subsidiary, Winstar Equipment II Corp.

         Private placement


         We also completed a cash offering of $325.0 million aggregate principal amount of our senior notes due 2008, an additional $168.3 million of our 12-3/4% senior notes due 2010 and (Euro) 200 million aggregate principal amount of our euro-denominated senior notes. The proceeds of this offering, together with additional cash drawn from available funds, were used to partially fund the cash tender offer.


         Series C preferred stock exchange

         As part of the refinancing, we entered into agreements with the holders of 98.7% of our then outstanding Series C preferred stock to provide for the conversion of that stock into our 14- 1/4% senior subordinated deferred interest notes due 2007 and then for the exchange by those holders of such notes for senior notes due 2010 and senior discount notes due 2010. As a result of these transactions, no shares of Series C preferred stock remain outstanding, $172.8 million principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007 was



                                       22










exchanged for $107.2 million principal amount of senior notes and $313.0 million principal amount at maturity of senior discount notes and $2.2 million principal amount of the 14-1/4% senior subordinated deferred interest notes due 2007 remain outstanding.

         Terms of new notes

         Our notes issued in April and June 2000 were issued under indentures between us and United States Trust Company of New York, as trustee. The indentures contain the full legal text of the matters described in this section and other matters. The indentures are subject to and governed by the Trust
Indenture Act of 1939. These notes have identical terms as the notes for which they are being exchanged, except with respect to certain rights and penalties relating to registration under the Securities Act.

         Principal, Maturity and Interest

         Senior notes due 2008. The senior notes due 2008 will mature on April
15, 2008. Interest on these notes will accrue at the annual rate of 12-1/2% and will be payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2000. We will make each interest payment to the holders of record of the senior notes due 2008 on the immediately preceding April 1 and October 1.
We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the senior notes due 2008 will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30- day months.

         12-3/4% senior notes due 2010. The 12-3/4% senior notes due 2010 will mature on April 15, 2010. Interest on these notes will accrue at the annual rate of 12-3/4% and will be payable semiannually in arrears on April 15 and October
15, commencing on October 15, 2000. We will make each interest payment to the holders of record of the 12-3/4% senior notes due 2010 on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the 12-3/4% senior notes due 2010 will accrue from the date of original issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Senior discount notes due 2010. The senior discount notes due 2010 will mature on April 15, 2010. No cash interest will accrue on the senior discount notes due 2010 prior to April 15, 2005, although, for U.S. Federal income tax purposes, holders will recognize a significant amount of original issue discount, or an original issue discount as it accrues. Interest on the senior discount notes due 2010 will accrue at the annual rate of 14.75% from April 10, 2000. Cash interest on the senior discount notes due 2010 will be payable semiannually in arrears on April 15 and October 15, commencing October 15, 2005.
We will make each interest payment to the holders of record of the senior discount notes due 2010 on the immediately preceding April 1 and October 1 computed on the basis of a 360-day year of twelve 30-day months.



                                       23










         Euro-denominated notes. The principal, maturity and interest terms of the euro-denominated notes are the same as the 12-3/4% senior notes due 2010.

         Optional redemption

         Senior notes due 2008. The senior notes due 2008 are not redeemable prior to maturity.

         12-3/4% senior notes due 2010, senior discount notes due 2010 and euro-denominated notes. Except as set forth below, we will not be entitled to redeem the 12-3/4% senior notes due 2010, the senior discount notes due 2010 or the euro-denominated notes at our option prior to April 15, 2005. On and after April 15, 2005, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed in percentages of principal amount, or in the case of senior discount notes, in percentages of accreted value on the redemption date, plus accrued interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on April 15 of the years set forth below:



                                              12-3/4% senior notes due
                                             2010 and euro-denominated             Senior discount notes due
Redemption Period                              notes redemption price                2010 redemption price
-----------------                              ----------------------                ---------------------
2005..................................                106.375%                              107.375%
2006..................................                 104.250                              104.917
2007..................................                102.125                               102.458
2008 and thereafter...................                100.000                               100.000

         In addition, before April 15, 2003, we may at our option on one or more occasions redeem the 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro- denominated notes (including additional notes of each series, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes of each series (including additional notes of each series, if any) originally issued at a redemption price, expressed as a percentage of principal amount, or in the case of the senior discount notes due 2010, expressed as a percentage of accreted value, of 112.750%, 114.750% and 112.750% for the 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes, respectively, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more public equity offerings; provided, however, that

         o at least 65% of the aggregate principal amount of 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes (including additional notes of each series, if any) remains outstanding immediately after the occurrence of each such redemption, other than 12-3/4% senior notes due 2010, the senior discount notes due 2010 and the euro-denominated notes held, directly or indirectly, by us or our affiliates; and

         o each redemption occurs within 90 days after the closing date of the related public equity offering.

         Selection and notice of redemption

         If we are redeeming less than all of the 12-3/4% senior notes due 2010, senior discount notes due 2010 or euro-denominated notes at any time, the applicable trustee will select 12-3/4% senior notes due 2010, senior discount notes due 2010 or euro-denominated notes, as the case may be, on a pro rata basis, by lot or by such other method as that trustee, in its sole discretion, shall deem to be fair and appropriate.

         We will redeem notes of $1,000 (or 'E'1,000 in the case of the euro-denominated notes) or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount to be redeemed. We will issue a note in principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

         No mandatory redemption


         We are not required to make any mandatory redemption or sinking fund payments with respect to the notes issued in April 2000 and June 2000. However, under certain circumstances, we may be required to offer to purchase the notes.


         Ranking


         Senior Indebtedness versus new notes. The indebtedness evidenced by the outstanding notes issued in April 2000 and June 2000 will rank pari passu in right of payment to one another and to all of our senior indebtedness, including any 14% senior discount notes due 2005 not tendered in the tender offer and our guaranty of $323,000 principal amount of Winstar Equipment Corp.'s notes that remain outstanding. As of June 30, 2000, our senior indebtedness was approximately $2,773.9 million, of which $1,150.3 million was secured.



         The notes issued in April 2000 and June 2000 are our unsecured obligations. Secured debt and other secured obligations incurred by us from time to time, including obligations with respect to the Lucent facility and the Bank facility will be effectively senior to the outstanding notes to the extent of the value of the assets securing such debt or other obligations.



         Liabilities of subsidiaries versus new notes. We are a holding company. Substantially all our operations are conducted through our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by our subsidiaries, and claims of preferred stockholders of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the outstanding notes. Accordingly, the notes issued on April 2000 and June




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






2000 will be effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries.

         At June 30, 2000, our subsidiaries had approximately $2,208.6 million of liabilities (excluding intercompany payables to us and each other), including $1,728.1 million of indebtedness. Although the indentures governing the notes issued in April 2000 and June 2000 limit the incurrence of indebtedness and preferred stock of certain of our subsidiaries, such limitations are subject to a number of significant qualifications. Moreover, the indentures do not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered indebtedness under the indentures.



COVENANTS

         The indentures and agreements governing our outstanding notes, Lucent facility and Bank facility contain covenants that limit our ability to, among other things:


         o incur additional indebtedness;

         o create liens;

         o engage in sale-leaseback transactions;

         o pay dividends or make distributions in respect of our capital stock;

         o redeem capital stock;

         o make various types of investments and other restricted payments;

         o sell assets;

         o issue or sell stock of our restricted subsidiaries; and

         o enter into transactions with stockholders or affiliates or effect a consolidation or merger.

         These covenants are subject to important exceptions and qualifications, which are described in detail in the indentures.




DEFAULTS


         Each of the following would constitute an event of default under one or more of our outstanding series of notes, Lucent facility and/or Banking facility:

         o a default in the payment of interest when due and continued for a proscribed period of time;

         o a default in the payment when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;


         o the failure by us to comply with our obligations respecting merger and consolidation transactions;

         o certain events of bankruptcy, insolvency or reorganization of ours or to certain of our subsidiaries;


         o indebtedness of us or certain of our subsidiaries that is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds certain proscribed amounts;

         o any judgment or decree for the payment of money in excess of certain proscribed amounts is entered against us or to certain of our subsidiaries, remains outstanding for a proscribed period of consecutive days following such judgment and is not discharged, waived or stayed; or

         o the failure by us to comply within a proscribed period of time after notice with any of our obligations with respect to change of control events (other than a failure to purchase the outstanding notes) or with respect to various other covenants.





OTHER FINANCINGS

         Equipment lease financings and credit lines


         Our subsidiaries have entered into certain other financing arrangements and capital leases of equipment, including fiber. As of June 30, 2000, we owed an aggregate of $291.0 million under these financing arrangements.


         Debt placements

         Between October 1995 and March 1998, we issued various series of notes, most of which were reacquired and canceled in the cash tender offer and the exchange offer described above. Such notes that remain outstanding are $8.7 million principal amount at maturity of our 14% senior discount notes due 2005, $7.2 million principal amount of our 10% senior subordinated notes due 2008, $323,000 principal amount of 12-1/2% guaranteed senior secured notes due 2004 issued by our subsidiary, Winstar Equipment Corp., and guaranteed by us and $28,000 principal amount of our 11% senior subordinated deferred interest notes due 2008. As a result of the consent solicitations made in connection with the cash tender offer and the exchange offer, the indentures governing these remaining notes were amended to eliminate most of the restrictive covenants and certain default provisions.

         There also remain outstanding $2.2 million principal amount of our 14-1/4% senior subordinated deferred interest notes due 2007 which were not exchanged for senior notes due 2010 and senior discount notes due 2010 in the Series C preferred stock exchange transaction. In connection with that transaction, the indenture governing these notes was amended to eliminate most of the restrictive covenants and certain default provisions.

COMMON STOCK

         Our authorized capital stock includes 400,000,000 shares of common stock, par value $.01 per share. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although we do not currently intend to pay any cash dividends, holders of our common stock are entitled to receive dividends as may be declared by our board of directors. In the event of a liquidation or dissolution, holders of common stock are entitled to share in all assets remaining after payment of liabilities and liquidation preference of our preferred stock.

         Holders of our common stock have no preemptive rights. They also have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

         Our certificate of incorporation:

         o provides for a board of directors divided into three classes. Each class generally serves for a term of three years with only one class of directors being elected in each year.

         o provides that directors may be removed with or without cause. Directors may be removed only by an affirmative vote of the holders of at least a majority of our capital stock.

         o requires an affirmative vote of the holders of at least two-thirds of our capital stock to alter, amend or repeal the provisions of our certificate of incorporation relating to specified matters.

         Nominations for our board of directors may be made by our board or by any holder of common stock. A stockholder entitled to vote for the election of directors may nominate a person for election as director only if the stockholder provides written notice of his intent to make a nomination to our Secretary not later than sixty days in advance of the meeting. Our certificate of incorporation and by-laws do not provide for cumulative voting rights. This means that holders of a majority of our capital stock who vote in the election of directors can elect all of the directors and, in such event, the holders of the remaining shares will not be able to elect any of our directors. A special meeting of our stockholders may be called at the request of the holders of at least 10% of our outstanding capital stock entitled to vote generally in all matters.

         Common stock dividend

         In February 2000, we declared a three-for-two stock split, effected in the form of a 50% common stock dividend. The common stock dividend was distributed on March 2, 2000 to



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





holders of record as of the close of business on February 16, 2000. The information in this prospectus gives effect to the common stock dividend.

PREFERRED STOCK

         Our certificate of incorporation and the Delaware General Corporation Law gives our board of directors the authority, without stockholder approval, to issue up to 30,000,000 shares of preferred stock. Our board of directors has the authority to fix the following terms with respect to shares of any series of preferred stock:

         o the designation;

         o the number of shares;

         o the dividend rate or rates payable with respect to the shares;

         o the redemption price or prices, if any, and the terms and conditions of any redemption;

         o the voting rights;

         o any sinking fund provisions for the redemption or purchase of the shares;

         o the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable; and

         o any other relative rights, preferences and limitations pertaining to the series.

         Series A preferred stock

         In February 1997, we sold in a private placement an aggregate of 4,000,000 shares of our Series A preferred stock. Each share of Series A preferred stock has a stated value of $25. Each share entitles the holder to receive dividends from us at a rate per year equal to 6% of the stated value. Dividends accrue and are cumulative from the date of issuance and are payable in arrears on March 31, June 30, September 30 and December 31 of each year. We may, at our election, pay dividends in cash or through the issuance of additional shares of Series A preferred stock.

         The shares of Series A preferred stock are convertible into the number of shares of our common stock equal to the aggregate stated value of the Series A preferred stock being converted by $16.67, subject to adjustment. On February 11, 2002, any shares of Series A preferred stock still outstanding will be automatically converted into shares of our common stock. We may, however, elect to pay cash instead, in an amount equal to the stated value plus all accrued and unpaid dividends.


         The Series A preferred stock ranks senior to our common stock and junior to any other series of our outstanding preferred stock. As of June 30, 2000, there were 4,519,573 shares of Series A preferred stock outstanding.




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





         Series B preferred stock

         We have a rights agreement under which the holders of our common stock received, as a dividend, preferred stock purchase rights at the rate of one right for each share of our common stock held as of the close of business on July 14, 1997. One right will also attach to each share of our common stock issued after that date. Currently, the rights are not separate from our common stock and are not exercisable. The rights will only separate from our common stock and become exercisable if a person or group acquires 10% or more of our outstanding voting stock, or a person launches a tender or exchange offer that would result in ownership of 10% or more of our outstanding voting stock.

         Each right that is not owned by an acquiring person entitles the holder to buy one one- thousandth of one share of our Series B preferred stock. The rights agreement provides that each right entitles the holder to purchase, for $225, units of Series B preferred stock with a market value of $450. However, if we are involved in a business combination in which we are not the surviving entity, or sell 50% or more of our assets or earning power to another person, then the rights agreement provides that each right entitles the holder to purchase, for $225, shares of the common stock of the acquiring person's ultimate parent having a market value of $450.

         At any time, until ten days following the date on which a person acquires 10% or more of our voting stock, we may redeem all, but not less than all, of the rights for $0.0001 per right. The rights expire in July 2002. The Series B preferred stock will have dividend and liquidation preferences over our common stock, but will be junior to any other series of our preferred stock.

         Series D preferred stock

         On March 17, 1998, we sold an aggregate of $200.0 million of our Series D preferred stock in a private placement.

         Dividends at the rate of 7% per year on the Series D preferred stock are cumulative from the date of issuance and are payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year, commencing September 15, 1998. Dividends shall be payable, at our option, in cash, or through the issuance of shares of our common stock.

         Holders of the Series D preferred stock have the option to convert their shares of Series D preferred stock at any time after the issue date into shares of our common stock at a rate of 1.5119 shares of our common stock for each share of Series D preferred stock. This is equivalent to a conversion price of $33.07 for each share of our common stock.

         The Series D preferred stock ranks:

         o senior to all existing and future capital stock that is junior to our Series D preferred stock, including our Series A and Series E preferred stock;

         o equal with our Series F and Series G preferred stock and all future capital stock that is specifically designated by our board of directors as ranking equally with our Series D preferred stock;



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






         o junior to all future capital stock specifically designated by our board of directors as being senior to our Series D preferred stock; and

         o junior to all of our indebtedness and that of our subsidiaries.

         The Series D preferred stock is not redeemable prior to March 20, 2001. On or after that date, the Series D preferred stock will be redeemable at our option. The Series D preferred stock is subject to mandatory redemption on March 15, 2010, at a redemption price of $50.00 per share, plus accrued and unpaid dividends, if any. Upon the occurrence of a change in control, as defined in the certificate of designations governing the Series D preferred stock, we will be obligated to adjust the conversion price as provided in the certificate of designations.

         Series E preferred stock

         In connection with an acquisition we consummated in August 1998, we issued an aggregate of 75,100 shares of our Series E preferred stock. The Series E preferred stock is non- voting, non-redeemable and does not earn dividends. Each share of Series E preferred stock has a liquidation preference of $59.93 per share. The Series E preferred stock is junior in right to receive distributions in liquidation to all other currently existing preferred stock and any other class of preferred stock authorized in the future unless such new class is expressly made junior or equal to the Series E preferred stock. The holders of the Series E preferred stock may convert their stock into shares of our common stock at the rate of three shares of common stock for two shares of Series E preferred stock at any time and we may require them to do so upon the occurrence of certain conditions.

         Series F preferred stock

         On June 17, 1999, we and a subsidiary of ours sold an aggregate of 300,000 shares of Series F preferred stock for an aggregate purchase price of $300.0 million, less customary discounts and expenses.

         Each share of Series F preferred stock has a liquidation preference of $1,000 and entitles the holder to receive dividends at an annual rate of 7-1/4%, or $72.50, per share. Dividends are payable quarterly on March 15, June 15, September 15 and December 15 of each year to the record holders of the Series F preferred stock as of the close of business on the business day next preceding the date of such dividend payment.

         We have the option to pay dividends in either cash or through the issuance of shares of our common stock. Dividends paid in shares of our common stock will be calculated by dividing the dollar amount of the dividend by 97% of the closing bid price of our common stock on Nasdaq on the fourth trading day prior to the dividend payment date.

         Each share of Series F preferred stock is convertible into shares of our common stock at a conversion rate of 24.2087 shares for each share of Series F preferred stock converted, equivalent to a conversion price of $41.31 per share. We will have the option to convert all of the shares of the Series F preferred stock into common stock if, on or after June 24, 2002, the closing price of our common stock on Nasdaq has equaled or exceeded 130% of the conversion price for at least 20 out of 30 prior consecutive trading days.

         The Series F preferred stock is not redeemable by us prior to June 24, 2002. Thereafter, each share of Series F preferred stock will be redeemable at certain prices, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address.

         The Series F preferred stock ranks:

         o senior to our common stock and our Series A and Series E preferred stock;

         o senior to each class of capital stock which we may create that does not expressly rank senior to, or with the same priority as, our Series F preferred stock;

         o equal with our Series D and Series G preferred stock;

         o equal with each class of capital stock which we may create that expressly provides that it ranks equally with our Series F preferred stock; and

         o junior to each class of capital stock which we may create that expressly provides that it ranks senior to our Series F preferred stock.

         We may not create or increase the amount of any class or series of capital stock that ranks senior to the Series F preferred stock without the consent of the holders of at least 66-2/3% of the Series F preferred stock. However, we may create or increase the amount of any class of stock that ranks with the same priority as, or junior to, the Series F preferred stock.

         Series G preferred stock

         On February 1, 2000, we and one of our wholly-owned subsidiaries, Winstar Credit Corp., sold an aggregate of 900,000 shares of our Series G preferred stock in a private placement for an aggregate purchase price of $900.0 million. The shares were purchased by Credit Suisse First Boston Equity Partners, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., Microsoft and certain other purchasers.

         The Series G preferred stock, which votes on an as-converted basis with our common stock, currently represents ownership of approximately 19.3% of our outstanding common shares, 18.1% of our outstanding voting shares, and approximately 13.0% of our fully diluted common shares on a pro forma basis as of December 31, 1999.

         If any cash dividends are paid on our common stock, the holders of our Series G preferred stock will be entitled to receive such cash dividends on an as-converted basis. In addition, the Series G preferred stock pays cumulative dividends at a rate equal to the excess, if any, of 5.75% per year on its liquidation preference over the amount of any regular cash dividends per share of Series G preferred stock that have been paid during the applicable dividend period on our common stock.



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





         Such dividends will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year to the record holders of the Series G preferred stock as of each March 1, June 1, September 1 and December 1. If we do not pay such dividends in cash, the amount of such dividends will be added to the liquidation preference of the Series G preferred stock.

         Each share of Series G preferred stock is convertible, at the option of the holder, into shares of our common stock at a conversion price of $45.00 per share, subject to certain adjustments. We will have the option to convert all of the shares of Series G preferred stock into common stock at the conversion price if, on any date after the third anniversary of the date of issuance of the Series G preferred stock, the volume-weighted average trading price of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to such date is at least equal to 155% of the conversion price on such date.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of our operations before any payment or distribution of our assets are made to the holders of any securities ranking junior to the Series G preferred stock, holders of Series G preferred stock will be entitled to receive an amount per share equal to the greater of:

         o the accreted value of the Series G preferred stock on such date, plus all dividends accrued to such date, whether or not earned or declared, since the end of the previous dividend period; and

         o the amount that would have been payable on the number of shares of common stock into which a share of Series G preferred stock was convertible immediately prior to such date.

Holders of Series G preferred stock will not be entitled to any further payment. If our assets that are distributable among the holders of Series G preferred stock are insufficient to pay in full the preferential amount and liquidating payments on any securities ranking equally with the Series G preferred stock, then such assets will be distributed among the holders of Series G preferred stock and any such equally ranked securities ratably in accordance with the respective amounts that would be payable if all amounts payable thereon were paid in full.

         With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series G preferred stock ranks:

         o senior to our common stock and our Series A and Series E preferred stock;

         o senior to each class of capital stock which we may create that does not expressly rank senior to, or equally with, our Series G preferred stock;

         o equal with our Series D and Series F preferred stock;

         o equal with each class of capital stock which we may create that expressly provides that it ranks equally with our Series G preferred stock; and

         o junior to each class of capital stock that we may create that expressly provides that it ranks senior to our Series G preferred stock.

         We may not issue any securities that are senior to the Series G preferred stock without the consent of the holders of a majority of the outstanding Series G preferred stock.

         On April 1, 2010, we will be required to redeem all of the outstanding shares of Series G preferred stock. The redemption price per share will be equal to the greater of the accreted value of the Series G preferred stock on such date, plus all dividends accrued to such date whether or not earned or declared, since the most recent dividend payment date and the volume-weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010 multiplied by the number of shares of common stock into which the Series G preferred stock is convertible on such date. We have the option to pay the redemption price in cash or in shares of common stock. If we elect to pay the redemption price, in whole or in part, in shares of common stock, such shares will be valued at 97% of the volume-weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010. If we elect to pay the redemption price in shares of common stock, we have agreed to use our best efforts to register such shares under the Securities Act of 1933 prior to the delivery of such shares.

         In the event of a change of control of Winstar, we will make an offer to purchase all outstanding shares of Series G preferred stock at a purchase price ranging from 102% to 105% of the accreted value per share on such date, plus all dividends accrued to such date, whether or not earned or declared, since the end of the previous dividend period. We have the option to pay the change of control amount in cash or shares of common stock. If we elect to pay the applicable change of control amount in shares of common stock, such shares will be valued at the volume- weighted average trading price per share of our common stock on Nasdaq for the 20 consecutive trading days immediately prior to the date the change of control amount is paid. We have agreed to use our best efforts to register such shares prior to the delivery of such shares.

         Each holder of Series G preferred stock will be entitled to vote on all matters and will be entitled to that number of votes equal to the number of shares of common stock into which such holder's shares of Series G preferred stock could be converted on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. In addition, so long as any of the Series G preferred stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G preferred stock, voting together as a single class, will be necessary to:

         o amend, alter or repeal any provision of our certificate of incorporation or by-laws so as to adversely affect the Series G preferred stock;

         o issue any additional Series G preferred stock or create, authorize or issue any capital stock that ranks senior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, to the Series G preferred stock; or

         o redeem for cash any junior securities, subject to certain exemptions.

REGISTRAR AND TRANSFER AGENT

         Continental Stock Transfer & Trust Company is the registrar and transfer agent for our common stock and our Series A, Series D and Series F preferred stock. Continental is located at 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

         The validity of the securities offered will be passed on for us by our counsel, Graubard Mollen & Miller, New York, New York. Certain partners and employees of Graubard Mollen & Miller own shares of our common stock.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 incorporated by reference into this prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon.

PROSPECTUS

                          WINSTAR COMMUNICATIONS, INC.

                           DIRECT STOCK PURCHASE PLAN

         This prospectus relates to our Direct Stock Purchase Plan. Our plan is designed to provide investors with a convenient and economical way to purchase shares of our common stock. Once enrolled in our plan by completing the authorization and enrollment form included in this prospectus, participants may:

         o Purchase their first shares of our common stock by making an initial investment of at least $1,000 and up to $10,000, in $100 increments.

         o Purchase additional shares of our common stock by making optional cash investments at any time of at least $500 and up to a maximum of $10,000 per month, in $100 increments.

         o Make optional investments in excess of $10,000, but only after submission of a written request - a "Request for Waiver" - has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

         o Elect to automatically reinvest any cash dividends that we may pay in the future on all or a portion of their shares of common stock.


         Our common stock is quoted on The Nasdaq National Market. On August 24, 2000, the last sale price of a share of our common stock was $28.063.

         Since our inception in 1990, we have never paid cash dividends. We will not be able to pay any cash dividends in the future until such time as we have repaid our currently outstanding indebtedness, we generate the capital surplus that allows us to pay such dividends, and our board of directors determines to pay dividends from capital surplus rather than reinvesting that surplus in the continued growth of our infrastructure and operations. It is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise.


                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The date of this prospectus is             , 2000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Winstar's Business............................................................3
Risk Factors..................................................................3
Description of Our Direct Stock Purchase Plan.................................3
Use of Proceeds..............................................................19
Plan of Distribution.........................................................20
Sales of Shares by Participants..............................................20
Legal Matters................................................................21
Experts......................................................................21
Forward-looking Statements...................................................21
Where You Can Find More Information..........................................22

                               WINSTAR'S BUSINESS

         We provide our customers with broadband services. These services include high-speed Internet and data, Web hosting and design, phone services, Web-based applications, e-commerce, professional services and Office.com'r', a Service From Winstar, the top-ranked online business service for small- and medium-sized businesses. We offer a comprehensive suite of these services across our own end-to-end broadband network in the top 60 markets in the United States. We also offer services in 12 overseas markets, including Amsterdam, Brussels, Buenos Aires, London and Tokyo.

         We are also rapidly building a widely available broadband network which we believe will enable us to offer broadband services to a majority of the business market in the United States. Our domestic network combines local and long-haul capacity with voice and data switching facilities and is capable of carrying a substantial portion of our customers' communications traffic from point of origin to point of termination.

CORPORATE INFORMATION


         We were incorporated under the laws of the State of Delaware in September 1990. Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 792-9800.

                                  RISK FACTORS

         Potential investors are urged to read and consider the risk factors relating to an invest ment in Winstar set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

                  DESCRIPTION OF OUR DIRECT STOCK PURCHASE PLAN

         The following questions and answers explain and constitute our Direct Stock Purchase Plan, which we refer to below as our "plan."

1.       WHAT IS THE PURPOSE OF THE PLAN?

         Our plan is intended to provide participants with a simple, convenient and economical method of investing in shares of our common stock.

         In turn, the plan provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock. To the extent shares of common stock are purchased directly from us under the plan, we will receive proceeds that we will use for our general corporate purposes, including to make investments, acquire or enter into other business arrangements with other companies. We will not, however, receive any proceeds from shares of our common stock that our plan administrator may purchase, at our direction, in the open market or in negotiated transactions with third parties in order to supply shares issued to participants under our plan.

2. CAN I PURCHASE MY FIRST SHARE OF WINSTAR COMMON STOCK THROUGH THE PLAN AND ADDITIONAL SHARES THEREAFTER?

         Yes.  Our plan allows participants to:

         o Make initial investments in our common stock in amounts of at least $1,000 and up to $10,000, in $100 increments;

         o Make additional cash investments in our common stock in amounts of at least $500 and up to $10,000, or more if a Request for Waiver is granted by us, in $100 increments; and

         o Have any common stock dividends that we may pay in the future automatically reinvested in additional shares of our common stock.

3.       WHAT ARE THE ADVANTAGES OF PARTICIPATING IN OUR PLAN?

         Participants in our plan will enjoy certain benefits:

         o You will be able to purchase our common stock without paying any brokerage commission and, for purchases in excess of $10,000, potentially at a discount, at our discretion.

         o Your funds will be fully invested because our plan permits fractions of shares to be credited to your account.

         o You can be free of cumbersome safekeeping requirements, as our custodial service will safely hold your certificates.

         o You will have a simple way of making periodic investments in our company, when and as you choose, in order to build your ownership over time and also to utilize dollar-cost-averaging if such technique is part of your general investment strategy.

         o You may direct our plan administrator to sell or transfer all or a portion of the shares held in your plan account and therefore may find the plan an economical way to liquidate holdings from time to time.

         o You will receive periodic statements reflecting all current activity in your plan account, including purchases, sales and latest balances, which will simplify your record keeping.

4.       WHAT ARE THE DISADVANTAGES OF MAKING INVESTMENTS IN WINSTAR THROUGH THE
         PLAN?

         Our plan may present certain disadvantages to a participant as compared to investing in our company through a brokerage. Each month the plan will issue shares to participants that have made valid and timely elections to purchase under the plan during that month.

         The price at which shares are issued under the plan during any single month for investments not exceeding $10,000 will be equal to the average of the high and low sale prices of our common stock reported by Nasdaq on the Investment Date (as defined below). If no trading is reported for that trading day, we may determine the purchase price on the basis of market quotations as we deem appropriate.

         The price at which shares are issued under the plan during any single month for investments exceeding $10,000 will be equal to the average of the high and low sales prices of a share of our common stock during the twelve consecutive trading days ending on the Investment Date.

          The price at which shares are issued under our plan is referred to herein as the "Investment Price." The trading period over which the Investment Price is calculated for purchases in excess of $10,000 is referred to herein as the "Pricing Period." The single date each month on which shares are issued under our plan to participants who have made purchase elections for such month is referred to herein as the "Investment Date."

         Because the Investment Price may represent an average of numerous market prices, it may actually exceed the price at which you could have purchased shares in the open market on the Investment Date.


         Further, sales of shares for participants that have made valid sale elections during any month are made at specified times and in a manner designed to not disrupt the market for our common stock. Accordingly, you may experience delays in the execution of sales of your shares held in our plan.

         IT SHOULD ALSO BE NOTED THAT WE WILL NOT PAY INTEREST ON FUNDS HELD BY US PENDING INVESTMENT.

5.       WHO WILL ADMINISTER THE PLAN?

         The plan will be administered by Continental Stock Transfer & Trust Company or such successor administrator as we may designate. The administrator acts as agent for participants, keeps records of the accounts of participants, sends regular account statements to participants, and performs other duties relating to the plan. Shares purchased for each participant under the plan will be held by the administrator and will be registered in the name of such participant unless and until a participant requests that a stock certificate for all or part of such shares be issued, as more fully described in this prospectus. Correspondence with the administrator should be sent to:

                            Winstar Direct Stock Purchase Plan
                            Continental Stock Transfer & Trust Company
                            2 Broadway
                            19th Floor
                            New York, New York 10028
                            Telephone No.: 212-845-3278
                            Fax No.: 212-509-5150


6.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?


         Our existing stockholders (both registered holders and beneficial owners), as well as persons seeking to purchase their first shares in our company, may participate in our plan.


         A "registered holder" (which means a stockholder whose shares of common stock are registered in the stock transfer books of Winstar in his or her name) or a "beneficial owner" (which means a stockholder whose shares are registered in the stock transfer books of Winstar in a name other than his or her name; for example, in the name of a broker, bank, or other nominee), may participate in the plan. A registered holder may participate in the plan directly; a beneficial owner must either become a registered holder by having such shares transferred into his or her name or by making arrangements with his or her broker, bank or other nominee to participate in the plan on the participant's behalf.


         An interested investor that is not currently a stockholder may participate in the plan by making an initial investment in our common stock of not less than $1,000 or more than $10,000, in increments of $100. In certain circumstances, however, we may permit greater optional cash investments if an appropriate waiver is filed with us and accepted.

         The right to participate in our plan is not transferable to another person. We reserve the right to exclude from participation in the plan persons who use our plan to engage in short-term trading activities that cause aberrations in the trading of our common stock. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investment for purposes of determining whether the $10,000 limit would be exceeded.


         Participants residing in jurisdictions in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

7.       HOW DOES AN ELIGIBLE PERSON PARTICIPATE IN THE PLAN?


         A person may participate in the plan by following the appropriate procedure set forth below. Any person desiring to participate in our plan will be responsible for paying to the plan administrator an initial enrollment and processing fee of $15, by delivering a check payable to Continental Stock Transfer & Trust Company, together with the other documents and payments required below. We reserve the right to waive the enrollment fee with respect to any participant participating under a waiver pursuant to a valid Request for Waiver.


         OUR REGISTERED HOLDERS:

         Each eligible registered holder of our common stock may enroll in our plan and become a participant by:


         o completing and signing the authorization and enrollment form (attached as Annex A to this prospectus); and


         o returning it to the administrator at the address set forth in Question 5.

         Please note, that if the shares you currently own are registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the authorization and enrollment form exactly as their names appear on the account registration.

         OUR BENEFICIAL OWNERS:

         Beneficial owners of our common stock desiring to participate in the plan must:

         o contact the registered holder who holds the shares of common stock on your behalf;

         o have your registered holder become a participant in the plan by completing an authorization and enrollment form and returning it to our plan administrator; and

         o have such registered holder sign and return a beneficial owner authorization form, as described in this prospectus.


         Alternatively, a beneficial holder may instruct the registered holder of his or her shares to have all or a portion of those shares registered directly in the holder's name. The holder would then follow the procedures described above for registered holders.


         INTERESTED INVESTORS WHO DO NOT CURRENTLY OWN OUR COMMON STOCK.

         An interested investor who is not presently one of our stockholders, but desires to become a participant in our plan by making an initial investment in our common stock, may join the plan by:

         o signing an authorization and enrollment form; and

         o forwarding it, together with a check in the amount of the initial investment, to the administrator at the address set forth in Question 5.

8.       WHAT IF I'VE LOST OR DON'T HAVE THE AUTHORIZATION AND ENROLLMENT FORM?


         Persons interested in participating in our plan may obtain information and the necessary authorization and enrollment form at any time by contacting the administrator at the address or phone number set forth in Question 5.

9. WHAT IS THE PURPOSE AND EFFECT OF COMPLETING AND FORWARDING THE AUTHORIZATION AND ENROLLMENT FORM?

         The authorization and enrollment form will appoint the administrator as your agent for purposes of your participation in our plan. It will direct the administrator to apply any optional cash investments made by you (whether transmitted with the authorization and enrollment form or made at dates subsequent to your enrollment) to the purchase on your behalf of full and fractional shares of our common stock in accordance with the plan.

         The authorization and enrollment form provides for the purchase of our common stock through the following investment options:

         o Optional cash investments. This option allows you to direct the administrator to make specified optional cash investments on your behalf and directs the administrator to apply such investments towards the purchase of common stock in accordance with the plan.

         o Full dividend reinvestment. This option allows you to direct the administrator to reinvest automatically all cash dividends received on all shares of our common stock registered in your name.

         o Partial dividend reinvestment. This option allows you to direct the administrator to reinvest automatically only the cash dividends received on a specified number of shares of our common stock registered in your name and to receive dividends on any remaining shares of common stock in cash.

         Any one of the above three options may be selected. In each case, cash dividends, if any, will be reinvested on all shares designated for participation in the plan until the participant specifies otherwise or withdraws from the plan altogether, or until the plan is terminated. Notwithstanding this, it is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise.

         A participant may change his or her election at any time by completing and signing a new authorization form and returning it to the administrator.

         Any participant who returns a properly executed authorization and enrollment form to the administrator without electing an investment option will be enrolled as having selected full dividend reinvestment.

10.      WHEN DOES PARTICIPATION IN THE PLAN BEGIN?

         If you do not currently own any shares of our common stock, you may join the plan after receiving a copy of this prospectus and returning to the administrator a completed enrollment form along with your initial investment of at least $1,000. Any offer to make an initial investment greater than $10,000 will require you submitting a request for waiver to us and your receiving our prior approval, and must be made in accordance with the procedures described in "Request for Waiver" below. Investments must be made in $100 increments. Some state securities laws require that a registered broker-dealer send information to their residents. A registered broker-dealer will forward this prospectus and the enrollment form to residents of those states rather than the administrator's providing that information directly to those residents.

         If you already own shares of our common stock and those shares are registered in your name, you may join the plan after receiving a copy of this prospectus and returning a completed enrollment form. Registered shareholders should be sure to sign their names on the enrollment form exactly as they appear on their stock certificates.

         If you hold your shares of our common stock in a brokerage, bank or other intermediary account--that is, in "street name"--you may participate in the plan by instructing your broker, bank or other intermediary account to register the shares in your name or by making arrange ments with the broker, bank or other intermediary account to participate on your behalf. The broker, bank or other intermediary account may also be required to provide a broker and nominee form to the administrator. As another option, you may request a copy of this prospectus from the administrator and return a completed enrollment form along with an initial investment of at least $1,000 to the administrator.

11.      WHEN ARE NEW SHARES DEEMED ISSUED UNDER THE PLAN?


         Optional cash investments will be invested on the Investment Date. The Investment Date will be the last trading day of the Pricing Period. Please see SCHEDULE A for information with respect to Pricing Periods, Investment Dates and other information.


12.      WHAT ARE THE SOURCES OF THE SHARES ISSUED TO PARTICIPANTS UNDER THE
         PLAN?


         Purchases of shares of our common stock by the administrator for participants in the plan may be made, at our election, either (1) directly from us out of our authorized but unissued shares of common stock or treasury stock or (2) in the open market or (3) in negotiated transactions with third parties. Under the terms of our outstanding bonds and other financing arrangements, our ability to repurchase shares of our common stock is limited. Therefore, for the foreseeable future, all purchases of our common stock under the plan would be made directly from us.


13.      HOW MUCH WILL A PARTICIPANT PAY FOR EACH SHARE PURCHASED UNDER THE
         PLAN?


         The price to participants for each share purchased during any month with optional cash investments or with cash dividends will be equal to the Investment Price calculated for the Pricing Period.


14.      HOW ARE OPTIONAL CASH INVESTMENTS FOR AMOUNTS OF $10,000 OR LESS MADE?

         All registered holders, including brokers, banks and nominees with respect to shares registered in their name on behalf of beneficial owners, that have submitted signed authorization and enrollment forms are eligible to make optional cash investments at any time.

         A broker, bank or nominee, as record holder on behalf of a beneficial owner, may utilize an authorization and enrollment form for optional cash investments unless it holds the shares in the name of a securities depository. In that event, the optional cash investment must be accompanied by a beneficiary authorization form. This form provides the sole means by which a broker, bank or other nominee holding shares on behalf of beneficial owners in the name of a securities depository may make optional cash investments on behalf of such beneficial owner. Beneficiary authorization forms will be furnished by the administrator upon request.

         Other interested investors that are not stockholders of our company are also eligible to make initial investments in our common stock through optional cash investments by submitting authorization and enrollment forms and funds representing their desired initial investments.


         The administrator will apply all optional cash investments, for which good funds are received on or before 12:00 (Noon) Eastern Time on the second business day immediately preceding the first day of the Pricing Period, to the purchase of shares of our common stock on the next following Investment Date. All optional cash investments are subject to collection by the administrator for full face value in U.S. dollars.


         There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

         Good clean funds for optional cash investments and initial cash investments must be received by the administrator no later than two business days prior to the Investment Date.

         All optional cash investments made by check should be made payable to:

                      "Winstar Direct Stock Purchase Plan"

and mailed to the administrator at the address set forth in Question 5. Any checks not drawn on a United States bank or not payable in United States dollars will be returned to the participant, as will any third party checks. Other forms of payment, such as wire transfers, may be made, but only if approved in advance by the administrator. Inquiries regarding other forms of payments and all other written inquiries should be directed to the administrator at the address set forth in this prospectus above.

15.      HOW ARE OPTIONAL CASH INVESTMENTS OF MORE THAN $10,000 MADE?


         Optional cash investments in excess of $10,000 per month may be made only pursuant to a request for waiver (a "Request for Waiver") accepted by us. Participants may ascertain whether we are accepting Requests for Waiver in any given month (and certain other important information) by calling (866) 426-2023 or such other number as we may establish for this purpose from time to time. Participants who wish to make an optional cash investment in excess of $10,000 for any Investment Date, including those whose proposed investments have been aggregated so as to exceed $10,000 as described above, must obtain our prior written approval and a copy of such written approval must accompany any such optional cash investment. Good clean funds for such optional investment must be received by the administrator no later than one business days prior to the beginning of the Pricing Period. To obtain a Request for Waiver, a participant may call our Treasury Department at (212) 792-9061. Completed Requests for

Waiver should be faxed directly to our Treasury Department at (212) 584-4073. For additional information, participants may call our Treasury Department at
(212) 792-9061.

         We also may make the foregoing information available on the Investor Relations segment of our website at http://www.winstar.com or on another website we may establish for this purpose from time to time. The website may also contain a form for submitting a Request for Waiver via electronic mail.


         We have sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a Request for Waiver, we will consider relevant factors including, but not limited to:

         o our need for additional funds,

         o the attractiveness of obtaining such additional funds through the sale of our common stock as compared to other sources of funds,

         o the purchase price likely to apply to any sale of common stock,

         o the participant submitting the request,

         o the extent and nature of such participant's prior participation in the plan,

         o the number of shares held of record by such participant, and

         o the aggregate amount of optional cash investments in excess of $10,000 for which Requests for Waiver have been submitted by all participants.

         If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine, in our sole discretion, to be appropriate. Upon granting any Request for Waiver, we may, in our sole discretion, agree to different Discounts among persons to whom we have granted a Request for Waiver.

         We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever including elimination of practices that are not consistent with the purposes of the plan.

         THRESHOLD PRICE WITH RESPECT TO OPTIONAL CASH INVESTMENTS MADE PURSUANT TO REQUESTS FOR WAIVER

         We may establish for any Pricing Period a Threshold Price applicable to optional cash investments made pursuant to Requests for Waiver. At least three trading days prior to the first day of the applicable Pricing Period, we will determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount, and will so notify the administrator. This determination will be made by us in our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Participants may ascertain whether a Threshold Price has been set or waived for any given Pricing Period and any applicable discount by telephoning us at (866) 426-2023 or at such other number as may be established by us from time to time.

         If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the average of the sale prices of our common stock as reported by Nasdaq must equal or exceed on each trading day of the relevant Pricing Period. In the event that the Threshold Price is not satisfied for a trading day in the Pricing Period, then that trading day will be excluded from the Pricing Period with respect to optional cash investments made pursuant to Requests for Waiver, and all trading prices for that day will be excluded from the determination of the purchase price. A day will also be excluded if no trades of our common stock are made on Nasdaq for that day. For example, if the Threshold Price is not satisfied for three of the 12 trading days in a Pricing Period, then the purchase price will be based upon the remaining nine (or 11 in any month during 2000) trading days on which the Threshold Price was satisfied.

         In addition, a pro rata portion of each optional cash investment made pursuant to a Request for Waiver will be returned for each trading day of a Pricing Period on which the Threshold Price is not satisfied or for each trading day on which no trades of shares or common stock are reported on Nasdaq. The returned amount will equal one-twelfth of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not satisfied. Thus, for example, if in January 2001, the Threshold Price is not satisfied or no such sales are reported for three of the twelve trading days in a Pricing Period, 3/12 (i.e., 25%) of such optional cash investment will be returned to the participant without interest.

         The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a Request for Waiver but applies to the entire amount thereof, including the first $10,000. Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period. For any particular month, we may waive our right to set a Threshold Price. Neither we nor the administrator shall be required to provide any written notice to participants as to the Threshold Price for any Pricing Period. Participants may, however, ascertain whether a Threshold Price has been set or waived for any given Pricing Period and any applicable discount by telephoning us at (866) 426-2023 or at such other number as may be established by us from time to time.


         DISCOUNT


         Each month, at least three trading days prior to the first day of the applicable Pricing Period, we may establish a discount from the Investment Price applicable to shares purchased under our plan pursuant to a Request for Waiver during that month. Such discount (the "Discount") may be up to 3% of the Investment Price and may vary each month. The Discount may be increased, decreased or eliminated by us in any given month. We also reserve the right to establish a reverse auction procedure by which participants seeking to make optional cash investments under a waiver may submit to us a "bid" with respect to the Discount at which they are willing to make the optional cash investment. Participants may obtain the Discount applicable to the next Pricing Period by telephoning us at (866) 426-2023 or at such other number as may be established by us from time to time. Setting a Discount for a particular month shall not affect the setting of a Discount for any subsequent month.

16.      WHAT LIMITATIONS AND EXCEPTIONS APPLY TO OPTIONAL CASH INVESTMENTS?

         MINIMUM/MAXIMUM LIMITS

         For any Investment Date, optional cash investments made by our stockholders are subject to a minimum of $500 and a maximum of $10,000 (except as noted below), and optional cash investments made by interested investors who are not then stockholders of our company are subject to a minimum initial investment of $1,000 and a maximum of $10,000 (except as noted below). Investment will only be accepted in increments of $100.

         Optional cash investments of less than the allowable monthly minimum amount and that portion of any optional cash investment that exceeds the allowable monthly maximum amount will be returned, except as noted below, promptly to participants, without interest. Optional cash investments submitted by brokerage firms or other nominees on behalf of a participant will be aggregated for purposes of determining whether the $10,000 limit will be exceeded. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investor for purposes of determining whether the $10,000 limit would be exceeded.

17.      WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT IN THE PLAN?

         For the purpose of the limitations discussed in this prospectus, we reserve the right to aggregate all optional cash investments for participants with more than one account using the same name, address or social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, participation may be limited by us to only one plan account. Also for the purpose of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. In the event we exercise our right to aggregate investments and the result would be an investment in excess of $10,000 without an approved Request for Waiver, we will return, without interest, as promptly as practicable, any amounts in excess of the investment limitations.

18. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR THE SHARES OF OUR COMMON STOCK PURCHASED UNDER OUR PLAN?


         All shares purchased pursuant to the plan will be held in "book entry" form through accounts maintained by the administrator. This serves to protect against the loss, theft, or destruction of certificates evidencing shares. Upon written request of a participant or upon withdrawal of a participant from the plan or upon termination of the plan, the administrator will have certificates issued and delivered for all full shares credited to that participant's account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued. See questions 19 and 20.

19. MAY A PARTICIPANT DEPOSIT WITH THE ADMINISTRATOR CERTIFICATES FOR SHARES WHICH HE OR SHE ALREADY OWNS OUTSIDE THE PLAN?

         Yes if the certificates are unrestricted. Whether or not the participant has previously authorized reinvestment of dividends, certificates registered in the participant's name that do not bear any legend restricting transfer may be surrendered to the administrator for deposit in the participant's plan account. We will automatically reinvest all dividends, if any, on any shares of our common stock evidenced by certificates deposited in accordance with the plan.

         If a participant requests a certificate for whole shares of our common stock held in his or her account, distributions on those shares will continue to be reinvested under the plan in the same manner as prior to the request so long as the shares of common stock remain registered in the participant's name.

         The participant should contact our administrator at the address set forth in this prospectus above for the proper procedure to deposit certificates.

20.      CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN?

         Participants may request that all or a portion of the shares held in their accounts by the plan (including shares held for safekeeping) be sold. Following receipt of written instructions from a participant, the administrator will sell, through an independent broker or institution, those shares as soon as practicable and will remit a check for the proceeds of such sale, less applicable brokerage charges, trading fees, service charges and any taxes.

         Shares to be sold will be aggregated by the administrator and generally sold once per week at then current market prices in transactions carried out through one or more brokerage firms.

         The initial trading commission for sales of shares will be $5 per transaction plus $0.10 per share.


21.      WHAT REPORTS ARE SENT TO PARTICIPANTS?

         After an investment is made for a participant's plan account, the participant will be sent a statement which will provide a record of the costs of the shares of our common stock purchased for that account, the purchase date and the number of shares of common stock in that account. We recommend that you retain these statements for income tax and general record keeping purposes.

         In addition, each participant will be sent our annual report, notice of annual meeting and proxy statement and income tax information for reporting distributions received. All reports and notices from the administrator will be addressed to the participant's last known address. Partici pants should notify our administrator promptly in writing of any change of address.

22.      MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

         Yes, by providing written notice instructing the administrator to terminate the partici pant's plan account, which notice is received by the administrator at least ten business days prior to the first day of the next Pricing Period. Thereafter all cash dividends, if any, on shares owned by such participant will be sent to the participant.

         In the event that a purchase of shares on behalf of a participant pursuant to the plan is pending, such participant may not terminate enrollment until after the Investment Date relating to such Pricing Period. Any fractional shares held in the plan at the time of termination will be converted to cash on the basis of the last applicable Investment Price. If a participant's plan account balance falls below one full share, the administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to the participant at its address of record.

23.      WHAT HAPPENS WHEN A PARTICIPANT TERMINATES AN ACCOUNT?

         If a participant's notice of termination is received by the administrator at least five business days prior to the record date for the next dividend payment, reinvestment of dividends will cease as of the date the notice of termination is received by the administrator. If the administrator receives the notice of termination later than five business days prior to the above date, the termination may not become effective until after the reinvestment of any dividends on that dividend payment date. As soon as practicable after notice of termination is received, the administrator will send to the participant (1) a certificate evidencing all whole shares of our common stock held in the account and (2) a check representing the value of any fractional shares of our common stock held in the account. After an account is terminated, we will pay all distributions for the terminated account to the participant unless the participant re-elects to participate in the plan.

         When terminating an account, the participant may request that all shares of our common stock, both whole and fractional, held in the plan account be sold, or that certain of the shares of such common stock be sold and a certificate be issued for the remaining shares. The administrator will remit to the participant the proceeds of any sale of shares of our common stock, less any related trading fees, transfer tax or other fees incurred by it allocable to the sale of those shares of common stock.

24.      WHEN MAY A FORMER PARTICIPANT RE-ELECT TO PARTICIPATE IN THE PLAN?

         Generally, any former participant may re-elect to participate at anytime. However, the administrator reserves the right to reject any authorization form on the grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term investment service.

25.      HOW MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

         Except as set forth below, a participant may terminate enrollment in the plan by giving written notice to the administrator, which notice is received at least ten business days prior to the first day of the next Pricing Period, and thereafter all cash dividends, if any, on shares owned by such participant will be sent to the participant. In the event that a purchase of shares on behalf of a participant pursuant to the plan is pending, such participant may not terminate enrollment until after the Investment Date relating to such Pricing Period. Any fractional shares held in the plan at the time of termination will be converted to cash on the basis of the then last applicable Investment Price.

         If a participant's plan account balance falls below one full share, the administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to the participant at its address of record.

26.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE
         PLAN?

         The tax consequences resulting from optional cash investments are uncertain. Participants may be treated as having received a distribution from us upon the purchase of shares pursuant to the plan with an optional cash investment in an amount equal to the excess, if any, of the fair market value of the shares acquired on the Investment Date over the optional cash investment. Any such deemed distribution will be treated as a taxable dividend to the extent attributable to our current or accumulated earnings and profits. We do not currently have any current or accumulated earnings and profits, and cannot accurately predict when we will have earnings and profits. To the extent that the amount deemed a distribution from us exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital causing a reduction in the basis of the shares acquired, and the balance will be treated as capital gain recognized on a sale or exchange. The purchased shares will have a tax basis equal to the amount of the optional cash investment plus the amount of the deemed distribution, if any, which is treated as a dividend. The fair market value of shares acquired on an Investment Date is not likely to differ from the amount of optional cash investment by participants making investments not exceeding $10,000 in any single month. For participants making investments exceeding $10,000 in a single month, there may more likely be a difference between the fair market value of shares acquired on an Investment Date and the amount of optional cash investment.

         Participants will be treated as having received a distribution from us equal to the fair market value on the Investment Date of the shares, if any, acquired with reinvested dividends pursuant to the plan. Such distribution will be treated as a dividend to the extent attributable to our current or accumulated earnings and profits. As long as we do not have earnings and profits, any excess will first be treated as a tax-free return of capital, causing a reduction in the basis of existing shares, and the balance will be treated as capital gain recognized on a sale or exchange. A participant's tax basis in the dividend shares will equal the fair market value of such shares on the Investment Date.

         A participant's holding period for shares acquired pursuant to the plan will begin on the day following the Investment Date. When a participant receives certificates for whole shares credited to the participant's account under the plan, the participant will not realize any taxable income. However, a participant that receives a cash adjustment for a fraction of a share will realize a gain or loss with respect to such fraction. A gain or loss also will be realized by the participant whenever whole shares are sold, either pursuant to the participant's request, upon withdrawal from the plan or after withdrawal from the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis of the participant in the shares.

         THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT

CONSTITUTE TAX ADVICE. THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO THEIR PARTICULAR SITUATIONS.

27. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OR ACQUIRES ADDITIONAL SHARES?

         If a participant has elected to have dividends automatically reinvested in the plan and subsequently sells or transfers all or any part of the shares registered in the participant's name, automatic reinvestment will continue as long as shares are registered in the name of the participant or held for the participant by the administrator or until termination of enrollment. Similarly, if a participant has elected the "Full Dividend Reinvestment" option under the plan and subsequently acquires additional shares registered in the participant's name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, a participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares that are registered in the participant's name, dividends paid on such shares will not be automatically reinvested under the plan. Participants may, however, change their dividend reinvestment elections by submitting new authorization and enrollment forms.

28. HOW ARE THE PARTICIPANT'S SHARES OF COMMON STOCK VOTED AT STOCKHOLDER MEETINGS?

         Shares of common stock held for a participant in the plan will be voted at stockholder meetings as that participant directs by proxy. Participants will receive proxy materials from us. Shares of our common stock held in a participant's plan account may also be voted in person at the meeting.

29.      WHO PAYS THE EXPENSES OF THE PLAN?

         Participation in the plan is voluntary and a participant may discontinue his or her participation at any time. However, there are fees associated with the plan and the administrator's services. There is an initial fee of $15 required to be paid by participant to enroll in the plan. Shares for the plan purchased directly from us, will not involve trading fees or service charges in connection with purchases of shares. Participants that request the sale of any of their shares held in the plan must pay a commission equal to $5 per transaction plus $0.10 per share plus any applicable taxes. The administrator may effect any sales of shares for the plan through a broker-dealer, in which case such broker-dealer will receive the commission for effecting such transactions. The administrator may also charge participants for additional services not provided under the plan or where specified charges are indicated. Any fees may be changed by the administrator at any time, without notice to participants. Participants may obtain a current listing of all applicable administrative fees by contacting the administrator at the address or telephone number listed in Question 5 above. Brokers or nominees that participate on behalf of beneficial owners for whom they are holding shares may also charge such beneficial owners fees in connection with such participation, for which neither the administrator nor we will be responsible. We reserve the right to waive any applicable enrollment fees with respect to any participant that acquires shares under a Request for Waiver.

30.      WHAT IS THE RESPONSIBILITY OF WINSTAR AND THE ADMINISTRATOR UNDER THE
         PLAN?

         OUR COMPANY AND THE ADMINISTRATOR, IN ADMINISTERING THE PLAN, ARE NOT LIABLE FOR ANY ACT DONE IN GOOD FAITH OR FOR ANY GOOD FAITH OMISSION TO ACT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF LIABILITY; OR WITH RESPECT TO THE PRICES AND TIMES AT WHICH SHARES OF OUR COMMON STOCK ARE PURCHASED OR SOLD FOR A PARTICIPANT; OR WITH RESPECT TO ANY FLUCTUATION IN MARKET VALUE BEFORE OR AFTER ANY PURCHASE OR SALE OF SHARES OF OUR COMMON STOCK; OR ARISING OUT OF ANY FAILURE TO TERMINATE A PARTICIPANT'S ACCOUNT UPON THAT PARTICIPANT'S DEATH PRIOR TO THE ADMINISTRATOR'S RECEIPT OF NOTICE IN WRITING OF THE DEATH. NEITHER OUR COMPANY NOR THE ADMINISTRATOR CAN PROVIDE ANY ASSURANCE OF A PROFIT, OR PROTECT A PARTICIPANT FROM A LOSS, ON SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN. THESE LIMITATIONS OF LIABILITY DO NOT AFFECT ANY LIABILITIES ARISING UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933. THE ADMINISTRATOR MAY RESIGN AS ADMINISTRATOR OF THE PLAN AT ANY TIME, IN WHICH CASE WE WILL APPOINT A SUCCESSOR ADMINISTRATOR. IN ADDITION, WE MAY REPLACE THE ADMINISTRATOR WITH A SUCCESSOR ADMINISTRATOR AT ANY TIME.

31. WHAT HAPPENS IF WE MAKE A DISTRIBUTION OF SHARES OF COMMON STOCK OR SPLIT OUR SHARES?

         If there is a distribution payable in shares of our common stock or a common stock split, the administrator will receive and credit to the participant's plan account the applicable number of whole and/or fractional shares of common stock based on the number of shares of common stock held in the participant's plan account.

32.      WHAT HAPPENS IF WE HAVE A RIGHTS OFFERING?

         If we have a rights offering in which separately tradable and exercisable rights are issued to registered holders of shares of our common stock, we will transfer the rights attributable to whole shares of our common stock held in a participant's plan account to the plan participant as promptly as practicable after the rights are issued.

33.      MAY A PARTICIPANT PLEDGE OR TRANSFER SHARES OF COMMON STOCK HELD IN THE
         PLAN?

         A participant may not pledge, sell or otherwise transfer shares of our common stock held in the plan, and any such purported pledge or sale will be void. A participant who wishes to pledge, sell or transfer shares of our common stock must request that a certificate for those shares first be issued in the participant's name or transferred into a brokerage account (i.e., to be held in "street name").

34.      MAY WE SUSPEND OR TERMINATE THE PLAN?

         While we expect to continue the plan indefinitely, we may suspend or terminate the plan at any time. We also reserve the right to modify, suspend, terminate or refuse participation in the plan to any person at any time.

35.      MAY WE AMEND THE PLAN?

         We may amend or supplement the plan at any time. Any amendment or supplement will only be effective upon mailing appropriate written notice at least 30 days prior to the effective date thereof to each participant. Written notice is not required when an amendment or supplement is necessary or appropriate to comply with the rules or policies of the Securities and Exchange Commission, the Internal Revenue Service or other regulatory authority or law, or when an amendment or supplement does not materially affect the rights of participants. The amendment or supplement will be deemed to be accepted by a participant unless, prior to the effective date thereof, the administrator receives written notice of the termination of a participant's plan account. Any amendment may include an appointment by the administrator or by us of a successor bank or agent, in which event we are authorized to pay that successor bank or agent for the account of the participant all distributions and distributions payable on shares of our common stock held by the participant for application by that successor bank or agent as provided in the plan.

36.      WHAT HAPPENS IF WE TERMINATE THE PLAN?

         If the plan is terminated, each participant will receive (1) a certificate for all whole shares of our common stock held in the participant's plan account and (2) a check representing the value of any fractional shares of our common stock held in the participant's plan account and any uninvested distributions held in the account. As an alternative to number (1) above, a participant may direct the administrator to issue the shares in the name of a brokerage firm (i.e., in "street name").

37.      WHO INTERPRETS AND REGULATES THE PLAN?

         We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action we or the administrator take to effectuate the plan in the good faith exercise of our judgment will be binding on participants.

                                 USE OF PROCEEDS

         The proceeds from the sale of our common stock offered pursuant to the plan will be added to our available funds and used for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

         Subject to the discussion below, we will distribute newly issued or treasury shares of our common stock sold under the plan, rather than through an underwriter, broker or dealer. There are no brokerage commissions or service charges allocated to participants in the plan in connection with their purchases of such newly issued or treasury shares of common stock.

         In connection with the administration of the plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business.

         Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.

         From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to Requests for Waiver under the plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

         We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the plan. Upon withdrawal by a participant from the plan by the sale of shares of our common stock held under the plan, the participant will receive the proceeds of that sale less a nominal brokerage commission and any required tax withholdings or transfer taxes.

         Our common stock may not be available under the plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

                         SALES OF SHARES BY PARTICIPANTS

         Participants that request the sale of any of their shares of common stock held in the plan must pay a commission initially equal to $5 per transaction plus $0.10 per share, plus any applicable taxes. Shares of our common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                  LEGAL MATTERS

         Certain legal matters in connection with the validity of the common stock offered under this prospectus have been passed upon for us by Graubard Mollen & Miller, New York, New York. Certain partners and employees of Graubard Mollen & Miller own shares of our common stock.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 incorporated by reference into this prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation:

         o our ability to service our debt or to obtain financing for the buildout of our domestic and international telecommunications networks;

         o our ability to attract and retain a sufficient revenue-generating customer base;

         o competitive pressures in the telecommunications and technology industries;

         o general economic conditions in the markets in which we operate; and

         o the other risks detailed from time to time in our SEC filings.

         We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC. This prospectus is part of that registration statement and does not contain all of the information included in the registration statement. For further information about us and our securities you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described below.

         We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

         o Quarterly Report on Form 10-Q filed May 15, 2000;

         o Proxy Statement for the Annual Meeting of Stockholders held on June 28, 2000, filed May 23, 2000;

         o Current Report on Form 8-K filed June 1, 2000;

         o Quarterly Report on Form 10-Q filed August 14, 2000; and

         o The description of our common stock contained in our registration statement on Form 8-A, as amended (File No. 1-10726), under the Exchange Act.

         We will provide any person to whom a prospectus is delivered a copy of any and all of the documents incorporated in this prospectus by reference upon their written or oral request. If you desire any of these documents, please contact us at Winstar Communications, Inc., 685 Third Avenue, New York, New York, 10017, Attention: Investor Relations, 212-792-9800.

                                   SCHEDULE A
                  IMPORTANT DATES FOR OPTIONAL CASH INVESTMENTS
                                   (2000-2002)

    THRESHOLD PRICE AND
      WAIVER DISCOUNT            CASH PURCHASE            PRICING PERIOD                CASH PURCHASE
     ANNOUNCEMENT DATE             DUE DATE              COMMENCEMENT DATE             INVESTMENT DATE
          9/7/00                    9/11/00                   9/12/00                      9/27/00
          10/5/00                   10/9/00                  10/10/00                     10/25/00
          11/6/00                   11/8/00                   11/9/00                     11/27/00
          12/5/00                   12/7/00                   12/8/00                     12/26/00
          1/4/01                    1/8/01                    1/9/01                       1/25/01
          2/5/01                    2/7/01                    2/8/01                       2/26/01
          3/6/01                    3/8/01                    3/9/01                       3/26/01
          4/4/01                    4/6/01                    4/9/01                       4/25/01
          5/7/01                    5/9/01                    5/10/01                      5/25/01
          6/5/01                    6/7/01                    6/8/01                       6/25/01
          7/5/01                    7/9/01                    7/10/01                      7/25/01
          8/7/01                    8/9/01                    8/10/01                      8/27/01
          9/5/01                    9/7/01                    9/10/01                      9/25/01
          10/5/01                   10/9/01                   10/10/01                    10/25/01
          11/5/01                   11/7/01                   11/8/01                     11/26/01
          12/5/01                   12/7/01                   12/10/01                    12/26/01
          1/4/02                    1/8/02                    1/9/02                       1/25/02
          2/4/02                    2/6/02                    2/7/02                       2/25/02
          3/5/02                    3/7/02                    3/8/02                       3/25/02
          4/5/02                    4/9/02                    4/10/02                      4/25/02
          5/7/02                    5/9/02                    5/10/02                      5/28/02
          6/5/02                    6/7/02                    6/10/02                      6/25/02
          7/5/02                    7/9/02                    7/10/02                      7/25/02
          8/6/02                    8/8/02                    8/9/02                       8/26/02
          9/5/02                    9/9/02                    9/10/02                      9/25/02
          10/7/02                   10/9/02                  10/10/02                     10/25/02
          11/5/02                   11/7/02                   11/8/02                     11/25/02
          12/5/02                   12/9/02                  12/10/02                     12/26/02

                           IMPORTANT TELEPHONE NUMBERS

                  TO OBTAIN                                                     CALL
                  ---------                                                     ----
Information Concerning Your Plan Account                                        (212) 845-3278

Authorization and enrollment forms, B/N Forms and
Gift/Transfer Forms                                                             (212) 845-3278

Whether Requests for Waiver are being accepted;
Price and Discount Information                                                  (866) 426-2023

Requests for Waiver                                                             (212) 792-9061

                          WINSTAR COMMUNICATIONS, INC.

                         362,675 SHARES OF COMMON STOCK

         This prospectus covers the resale, from time to time, of up to an aggregate of 362,675 shares of our common stock by a holder thereof.

         We will not receive any proceeds from the sale of these shares by the selling stockholder. We are paying on behalf of the selling stockholder all costs associated with the registration of these shares under the Securities Act of 1933, as amended.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ________________, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
About This Prospectus.............................................................................................3
Where You Can Find More Information...............................................................................3
Forward-looking Statements........................................................................................4
Winstar's Business................................................................................................5
Risk Factors......................................................................................................5
Selling Stockholder and Plan of Distribution......................................................................5
Legal Matters.....................................................................................................7
Experts...........................................................................................................7

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus provides you with a general description of the shares being offered from time to time by the selling stockholder. You should read this prospectus together with the additional information described below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC. This prospectus is part of that registration statement and does not contain all of the information included in the registration statement. For further information about us and our common stock and other securities, you may refer to the registration statement and its exhibits and schedules as well as the documents described below. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described below.

         We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

         o    Quarterly Report on Form 10-Q filed May 15, 2000;

         o Proxy Statement for the Annual Meeting of Stockholders held on June 28, 2000, filed May 23, 2000;

         o    Current Report on Form 8-K filed June 1, 2000;

         o    Quarterly Report on Form 10-Q filed August 14, 2000; and

         o The description of our common stock contained in our registration statement on Form 8-A, as amended (File No. 1-10726), under the Exchange Act.

         We will provide any person to whom a prospectus is delivered a copy of any and all of the documents incorporated in this prospectus by reference upon their written or oral request. If you desire any of these documents, please contact us at Winstar Communications, Inc., 685 Third Avenue, New York, New York, 10017, Attention: Investor Relations, 212-792-9800.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation:

         o our ability to service our debt or to obtain financing for the buildout of our domestic and international telecommunications networks;

         o our ability to attract and retain a sufficient revenue-generating customer base;

         o competitive pressures in the telecommunications and technology industries;

         o general economic conditions in the markets in which we operate; and

         o other risks detailed from time to time in our SEC filings.

         We do not undertake to update or revise our forward-looking statements or risk factors to reflect future events or circumstances.

                               WINSTAR'S BUSINESS

         We provide our customers with broadband services. These services include high-speed Internet and data, Web hosting and design, phone services, Web-based applications, e-commerce, professional services and Office.com'r', a Service From Winstar, the top-ranked online business service for small- and medium-sized businesses. We offer a comprehensive suite of these services across our own end-to-end broadband network in the top 60 markets in the United States. We also offer services in 12 overseas markets, including Amsterdam, Brussels, Buenos Aires, London and Tokyo.

         We are also rapidly building a widely available broadband network which we believe will enable us to offer broadband services to a majority of the business market in the United States. Our domestic network combines local and long-haul capacity with voice and data switching facilities and is capable of carrying a substantial portion of our customers' communications traffic from point of origin to point of termination.

CORPORATE INFORMATION

         We were incorporated under the laws of the State of Delaware in September 1990. Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 792-9800.

                                  RISK FACTORS

         Potential investors are urged to read and consider the risk factors relating to an investment in Winstar set forth in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

                  SELLING STOCKHOLDER AND PLAN OF DISTRIBUTION

         This prospectus relates to the resale by the selling stockholder named below of the shares of our common stock listed below. All of the shares being registered under the registration statement of which this prospectus forms a part are being so registered under registration rights granted by us to the selling stockholder. The selling stockholder does not have a material relationship with us or any of our predecessors or affiliates within the past three years.

                                                        Beneficial
                                                       Ownership of                      Number of
                                                     Common Stock as                 Shares of Common
Name of Selling Stockholder                         of August 24, 2000               Stock to be Sold
---------------------------                         -------------------              -----------------
Lakeside Ventures LLC                                     362,675                         362,675

PLAN OF DISTRIBUTION

         The sale or distribution of the securities may be effected directly to purchasers by the selling stockholder or by any donee, pledgee or transferee as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions, including:

         o   block trades;

         o   on any exchange or in the over-the-counter market;

         o in transactions otherwise than on an exchange or in the over-the-counter market;

         o through the writing of put or call options relating to the securities;

         o   the short sales of the securities;

         o   through the lending of such securities;

         o through the distribution of the securities by any selling stockholder to its partners, members or shareholders; or

         o   through a combination of any of the above.

         Any of these transactions may be effected:

         o   at market prices prevailing at the time of sale;

         o   at prices related to such prevailing market prices;

         o   at varying prices determined at the time of sale; or

         o   at negotiated or fixed prices.

         If the selling stockholder effects transactions by selling securities to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts may be in excess of those customary for the types of transactions involved.

         The selling stockholder and any brokers, dealers or agents that participate in the distribution of the securities may be deemed to be underwriters. Any profit on the sale of securities by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

         The selling stockholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act. In these cases, it must meet the criteria and conform to the requirements of that rule.

         We will pay all of the costs, expenses and fees incident to the registration, offering and sale of these securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act. We will not receive any of the proceeds from the sale of any of the securities by the selling stockholder.

                                  LEGAL MATTERS

         The validity of the shares offered will be passed on for us by our counsel, Graubard Mollen & Miller, New York, New York. Certain partners and employees of Graubard Mollen & Miller own shares of our common stock.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999 incorporated by reference into this prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:


SEC registration fee.................................  $   530,687.00
Legal fees and expenses..............................      100,000.00
Printing expenses....................................       30,000.00
Accounting fees and expenses.........................       35,000.00
Miscellaneous........................................       54,313.00
                                                       --------------
     Total...........................................  $   750,000.00
                                                       ==============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     "Section 145. Indemnification of officers, directors, employees and agents;
insurance.

     (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director,


                                      II-1






officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (2) and (3) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.



     (4) Any indemnification under sections (2) and (3) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.



         (5) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.


     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (7) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another


                                      II-2






corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (8) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.


                                      II-3







ITEM 16. EXHIBITS



Exhibit
Number                     Description
-------                    ------------
1.1                        Form of Debt Securities Underwriting Agreement**

1.2                        Form of Preferred Stock Underwriting Agreement**

1.3                        Form of Common Stock Underwriting Agreement**

1.4                        Form of Depositary Shares Underwriting Agreement**

4.1                        Form of Indenture*

4.2                        Form of Deposit Agreement**

5.1                        Opinion of Graubard Mollen & Miller*

12.1                       Ratio of Earnings to Fixed Charges*

23.1                       Consent of Grant Thornton LLP*

23.2                       Consent of Graubard Mollen & Miller (included in its opinion filed as
                           Exhibit 5.1)*

24                         Power of Attorney (set forth on signature page)***

25                         Statement of Eligibility of Trustee for Debt Securities*

----------------------



*    Filed herewith

** To be incorporated by reference herein in connection with the offering of each series of securities

***  Previously filed

ITEM 17. UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (6) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of August, 2000.


                                      WINSTAR COMMUNICATIONS, INC.


                                      By: /s/ Timothy R. Graham
                                         ----------------------
                                         Timothy R. Graham
                                         Executive Vice President and Secretary


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                  Position                                                           Date
----                                  --------                                                           ----
                *                     Chairman of the Board and Chief Executive                     August 28, 2000
------------------------------------  Officer (principal executive officer)
William J. Rouhana, Jr.


                   *                  President, Chief Operating Officer and                        August 28, 2000
------------------------------------  Director
Nathan Kantor


/s/ Timothy R. Graham                 Executive Vice President,  Secretary and                      August 28, 2000
------------------------------------  Director
Timothy R. Graham


                *                     Group Executive and Chief Financial                           August 28, 2000
------------------------------------  Officer (principal financial and accounting
Richard J. Uhl                        officer)



                   *                  Director
------------------------------------                                                               August 28, 2000
Bert W. Wasserman


                   *                  Director
------------------------------------                                                               August 28, 2000
William J. vanden Heuvel


                   *                  Director
------------------------------------                                                               August 28, 2000
Steven B. Magyar

Name                                  Position                                                           Date
----                                  --------                                                           ----

                   *
------------------------------------  Director                                                      August 28, 2000
Hartley R. Rogers


                   *                  Director                                                      August 28, 2000
------------------------------------
Lawrence B. Sorrel


                   *                  Director                                                      August 28, 2000
------------------------------------
James I. Cash



------------------------------------
*        By power of attorney


                                  EXHIBIT INDEX

1.1                        Form of Debt Securities Underwriting Agreement**

1.2                        Form of Preferred Stock Underwriting Agreement**

1.3                        Form of Common Stock Underwriting Agreement**

1.4                        Form of Depositary Shares Underwriting Agreement**

4.1                        Form of Indenture*

4.2                        Form of Deposit Agreement**

5.1                        Opinion of Graubard Mollen & Miller*

12.1                       Ratio of Earnings to Fixed Charges*

23.1                       Consent of Grant Thornton LLP*

23.2                       Consent of Graubard Mollen & Miller (included in its opinion filed as Exhibit 5.1)*

24                         Power of Attorney (set forth on signature page)***

25                         Statement of Eligibility of Trustee for Debt Securities*

---------------------------


*    Filed herewith

** To be incorporated by reference herein in connection with the offering of each series of securities

***  Previously filed

                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'
 The Euro sign shall be expressed as.................................... 'E'
 The section symbol shall be expressed as............................... 'SS'